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Exhibit 10.1

FOURTH AMENDMENT
to
AMENDED AND RESTATED PROGRAM AGREEMENTS

BANK OF AMERICA, N.A.
(EDUCATION MAXIMIZER DIRECT-TO-CONSUMER LOAN PROGRAM)

        This Amendment is entered into as of the 31st day of January, 2008, by and between BANK OF AMERICA, N.A., a national banking association having its principal office located in the State of North Carolina (the "Lender"), and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a principal place of business at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157 ("FMC"), with regard to the Amended and Restated Umbrella Agreement between Lender and FMC dated April 1, 2006 (the "Umbrella Agreement"), and the Amended and Restated Note Purchase Agreement between Lender and FMC dated April 1, 2006 (the "Note Purchase Agreement") (collectively, for purposes of this Amendment, the "Amended and Restated Program Agreements"). Capitalized terms used herein without definition have the meaning set forth in the Umbrella Agreement.

        WHEREAS, the parties desire to clarify the meaning of "TERI Insolvency Event" as set forth herein;

        NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.
TERI Insolvency Event.    The definition of TERI Insolvency Event in the Note Purchase Agreement is hereby revised to read in its entirety as follows:

        "TERI Insolvency Event" means (1) the commencement by TERI of a voluntary petition under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, (2) the consent by TERI to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of or for TERI or for any substantial part of its property, (3) the making by TERI of any assignment for the benefit of creditors, (4) the insolvency or the failure of TERI generally to pay its debts as such debts become due, (5) the downgrading of TERI's credit worthiness below "A" by Fitch Investors Service ("Fitch"), below Baa3 by Moody's Investors Service, Inc. ("Moody's"), or public announcement of the placement of TERI on a watchlist for possible downgrade by Moody's or Fitch, or (6) a default under one or more Guaranty Agreements to which TERI is a party because of a failure to pay claims, or the taking of action by TERI in furtherance of any of the foregoing.

2.
Umbrella Agreement.    The definition of TERI Insolvency Event, as adopted herein, is hereby added to the definitions section of the Umbrella Agreement.

3.
Termination Modification.    As agreed in that certain letter from FMC to the Lender dated December 13, 2007, effective as of November 30, 2007, the parties hereby modify the definition of "Termination Date" in the Umbrella Agreement by amending subsection (g) thereof to read as follows:

        "(g) The date the Guaranty Agreement expires or is not renewed or the thirtieth (30th) calendar day after delivery of written notice that Program Lender has elected to terminate this Agreement because a TERI Insolvency Event, as defined in the Note Purchase Agreement, has occurred;".

4.
Borrower Benefits.    A new Section 5.01(d) is hereby added to the Note Purchase Agreement to read as follows:

        "The borrower benefits upon repayment for Seasoned Loans, on terms no less favorable for the borrower than those set forth in the Program Guidelines in effect at the time the loan was originated, will continue to inure to the benefit of borrowers after the securitization of such Seasoned Loans hereunder."

5.
Counterparts.    This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

6.
Full Force and Effect.    As amended herein, the Amended and Restated Program Agreements remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Amendment as of the date first written above.

THE FIRST MARBLEHEAD CORPORATION.		BANK OF AMERICA, N.A.
By:	/s/ SANDRA M. STARK Name: Sandra M. Stark Title: Executive Vice President	By:	/s/ ANDREW R. IRWIN Name: Andrew R. Irwin Title: Senior Vice President

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  Exhibit 10.1